SCHEDULE 14A INFORMATION
                               (Rule 14a-101)

         Proxy Statement Pursuant To Section 14(A) Of The Securities
                           Exchange Act Of 1934
                           (Amendment No.      )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]         Preliminary Proxy Statement
[   ]         Definitive Proxy Statement
[   ]         Definitive Additional Materials
[   ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             TRINITY INDUSTRIES, INC.
                 (Name of Registrant as Specified In Its Charter)

                             J. J. FRENCH, JR., SECRETARY
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]          $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
[   ]          $500 per each party to the controversy pursuant to Exchange Act
               Rule 14a-6(i)(3).
[   ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11:   (1)

          4)   Proposed maximum aggregate value of transaction:

[   ]          Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:



________________________
(1) Set forth amount on which the filing is calculated and state how it was determined

                          Trinity Industries, Inc.
                           2525 Stemmons Freeway
                          Dallas, Texas 75207-2401
                              P. O. Box 568887
                          Dallas, Texas 75356-8887
                              (mailing address)


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on July 20, 1994


     Notice is hereby given that the Annual Meeting of Stockholders of Trinity Industries, Inc. (the "Company"), a Delaware corporation, will be held in the Auditorium of Lomas Financial Corporation, 35th Floor, 2001 Bryan Tower, 2001 Bryan Street, Dallas, Texas 75201, on Wednesday, July 20, 1994, at 9:30 a.m., Central Daylight Saving Time, for the following purposes:

     (1) to elect eight (8) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) to approve the Company's Annual Incentive Bonus Plan for Selected Executives; and

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 27, 1994 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, for a period of ten (10) days prior to the meeting at the Company's offices, 2525 Stemmons Freeway, Dallas, Texas 75207.

     You are requested to forward your proxy in order that you will be represented at the 1994 Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person, if they so desire.

     A Proxy Statement, proxy card and a copy of the Annual Report on the Company's operations during the fiscal year ended March 31, 1994, accompany this Notice of Annual Meeting of Stockholders.


                              By Order of the Board of Directors


                                   J. J. FRENCH, JR.
                                         Secretary


June 9, 1994

                         Trinity Industries, Inc.
                           2525 Stemmons Freeway
                         Dallas, Texas 75207-2401
                             P. O. Box 568887
                         Dallas, Texas 75356-8887
                             (mailing address)


                              PROXY STATEMENT
                                    For
                      ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on July 20, 1994


     This Proxy Statement is furnished to the stockholders of Trinity Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held in the Auditorium of Lomas Financial Corporation, 35th Floor, 2001 Bryan Tower, 2001 Bryan Street, Dallas, Texas 75201, on Wednesday, July 20, 1994, at 9:30 a.m., Central Daylight Saving
Time (the "1994 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 9, 1994.

                           RIGHT TO REVOKE PROXY

     Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 1994 Annual Meeting, by executing a proxy bearing a later date or by attending the 1994 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 1994 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

     (1) FOR the election of the eight (8) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) FOR the approval of the Company's Annual Incentive Bonus Plan for Selected Executives; and

     (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1994 Annual Meeting or any adjournment thereof.

              BY WHOM AND THE MANNER IN WHICH PROXY IS BEING
SOLICITED

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 1994 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 1994 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

                    VOTING SECURITIES AND STOCKHOLDERS

     The outstanding voting securities of the Company consist entirely of shares of Common Stock, $1.00 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 1994 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on May 27, 1994. At that date, there were outstanding and
entitled to vote [         ] shares of Common Stock.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 1994 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. All matters to be voted on will be decided by a majority of the shares represented and voting at the meeting, except for the proposal to amend the Company's Certificate of Incorporation, which will require approval by a majority vote of the shares of Common Stock outstanding on the record date. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

     As of May 27, 1994, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, although Cede and Company, a central clearinghouse and
nominee in New York, New York, was the record holder of [        ] shares of
the Company's Common Stock as of May 27, 1994.

     The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company serving at the close of the Company's most recent fiscal year and by all such directors, nominees and executive officers as a group, based upon information supplied by them:

                            Number of Shares
                           Beneficially Owned      Percent of
              Name         at May 27, 1994(1)         Class

    David W. Biegler               750                  *
    John Dane III              175,219                  *
    Barry J. Galt                8,250                  *
    Dean P. Guerin              55,500                  *
    Jess T. Hay                  9,474(2)               *
    Edmund M. Hoffman           39,771(3)               *
    K. W. Lewis                 48,164                  *
    Ray J. Pulley               44,000(4)               *
    John T. Sanford             60,119                  *
    Timothy R. Wallace          99,748                  *
    W. Ray Wallace           1,180,529                3.0%
    Directors and Executive
       Officers as a Group   1,889,408                4.8%
    _________
    *  Less than one percent (1%).

(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Galt, Guerin, Hay, Hoffman and Pulley are 7,500 shares each and for Messrs. Dane, Lewis, Sanford, Timothy R. Wallace and
    W. Ray Wallace are 19,499, 15,000, 44,499, 96,750 and 288,750
    shares, respectively.

(2) Includes 384 shares owned of record by Mr. Hay's wife as custodian for their daughter in which Mr. Hay disclaims beneficial ownership.

(3) Includes 1,500 shares held by Mr. Hoffman as trustee of a trust in which Mr. Hoffman disclaims beneficial ownership.

(4) Includes 24,500 shares held by NationsBank Texas, N.A., Profit Sharing Trust over which Mr. Pulley has sole investment power and also includes 1,500 shares owned by Mr. Pulley's wife.
_____________

                      ITEM 1 - ELECTION OF DIRECTORS

    At the 1994 Annual Meeting, eight (8) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the eight (8) nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

    The Board of Directors recommends you vote FOR the election of each of the eight (8) nominees to the Board of Directors set forth below.

Nominees


W. Ray Wallace, 71. Director since 1956. Chairman, President and Chief Executive Officer of the Company. He is also a director of Lomas Financial Corporation, a diversified financial services company, and ENSERCH Corporation, a diversified energy company. He is the father of Timothy R. Wallace, a director, Group Vice President of the Company, and Chairman of the Railcars segment and LPG Containers division.




David W. Biegler, 47. Director since 1992. Chairman of the Audit Committee. Mr. Biegler is the Chairman, President and Chief Executive Officer of
ENSERCH Corporation, a diversified energy company engaged principally in oil and gas exploration and production, engineering design and construction, utilities and other energy related activities. He is also a director of ENSERCH Corporation, Enserch Exploration, Inc., which is the Managing General Partner of Enserch Exploration Partners, Ltd., a partnership engaged in oil and gas exploration, and Texas Commerce Bancshares, Inc., a bank holding company.



Barry J. Galt, 60. Director since 1988. Member of the Audit Committee. Mr. Galt is the Chairman and Chief Executive Officer of Seagull Energy Corporation, a diversified energy company engaged in interstate natural gas transportation. natural gas processing and oil and gas exploration and development. He is also a director of Standard Insurance Company, a life insurance company, and Texas Commerce Bank, National Association, a national bank.



Dean P. Guerin, 72. Director since 1965. Member of the Audit Committee and Chairman of the Compensation Committee. Mr. Guerin is Chairman and
Chief Executive Officer of Berry-Barnett Food Distribution Company, a wholesale distribution company. Prior to December 1988, Mr. Guerin was Chairman of Eppler Guerin & Turner, Inc., an investment banking firm. Mr. Guerin is a director of Circle K Corporation, which is engaged in operating convenience stores, Lone Star Technologies, Inc., engaged in oil country tubular goods and banking, and Seagull Energy Corporation, a diversified energy company.



Jess T. Hay, 63.  Director since 1965.  Member of the Compensation
Committee.  Mr. Hay is Chairman and Chief Executive Officer of Lomas
Financial Corporation, a diversified financial services company engaged principally in mortgage banking and real estate lending. Mr. Hay is also a trustee of Liberte Investors, a real estate investment trust, and a director of Exxon Corporation, a diversified energy company engaged principally in the exploration, production and marketing of petroleum products, Southwestern Bell Corporation, a regional telephone operating company, and The Dial Corp., which is primarily involved in consumer products, services, transportation, manufacturing and financial services.



Edmund M. Hoffman, 72.  Director since 1957.  Member of the Audit
Committee.  Mr. Hoffman's principal
occupation is investments, primarily in the soft drink bottling and full line vending business. Mr. Hoffman is also a director of Coca-Cola Bottling Group (Southwest) Inc.



Ray J. Pulley, 78. Director since 1958. Member of the Compensation Committee. Mr. Pulley's principal occupation is investments.



Timothy R. Wallace, 40. Director since 1992. Mr. Wallace is a Group Vice President of the Company and the Chairman of the Railcars segment and LPG Containers division of the Company. He is the son of Mr. W. Ray Wallace, a director and the Chairman, President and Chief Executive Officer of the Company.




Board Meetings and Committees

    The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended March 31, 1994, the Board of Directors held six (6) meetings. All directors of the Company attended at least seventy-five percent (75%) of the aggregate of the meetings of the Board of Directors and the committees on which they served for the fiscal year ended March 31, 1994.

    The Board of Directors has an Audit Committee consisting of Messrs.
Biegler, Galt, Guerin and Hoffman. The Audit Committee met three (3) times during the fiscal year ended March 31, 1994. The Audit Committee's functions include: (a) making recommendations to the Board of Directors for the engagement or discharge of the independent auditors, (b) reviewing the plan and results of the audit engagement with the independent auditors, (c) reviewing the degree of independence of the independent auditors, (d) approving the services performed by the independent auditors, (e) considering the range of audit and other fees and (f) reviewing the adequacy of the Company's system of internal controls.

    The Board of Directors also has a Compensation Committee consisting of Messrs. Guerin, Hay and Pulley. The Compensation Committee, which met two (2) times during the fiscal year ended March 31, 1994, determines the base salary and incentive compensation arrangements for, and the granting of benefits to, officers of the Company and senior management of its subsidiaries. The Compensation Committee also determines, in connection with the Company's stock option and incentive plans, the persons to whom awards are granted, the type of awards, the number of shares covered by the awards, whether stock appreciation rights are granted, the option vesting schedule and, if other than an incentive stock option for purposes of the Internal Revenue Code, the option exercise price. See "Executive Compensation and Other Matters - Stock Option Plans" below.

    The entire Board of Directors acts as a nominating committee.

Compensation of Directors

    Each director receives $1,250 for each director's meeting attended and reimbursement for reasonable out-of-pocket expenses. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $26,000 per year for serving as a director (and the Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an additional $2,000 per year in those capacities) and $1,250 for each Audit Committee or Compensation Committee meeting attended. Each outside director (other than Mr. Biegler) holds an option to purchase 7,500 shares of the Company's Common Stock at an option exercise price of $22.50 per share, the market value of the Company's Common Stock at the time of the grant. These options were granted at the time of the adoption of the Company's 1989 Stock Option Plan to each director who was not at that time an officer or employee of the Company and were approved by the stockholders at the Annual Meeting on July 19, 1989.

    The Company also has a Directors' Retirement Plan that was adopted on December 11, 1986. The plan is an unfunded arrangement through which monthly payments will be paid to members of the Board of Directors who are not employees of the Company upon retirement, disability or death while serving as a director on or after December 11, 1986. The payments will be made to the director and/or his designated beneficiary for a ten-year (10) period. The amount of each monthly payment will be equal to one-twelfth (1/12) of a percentage of the annual retainer paid to such director in the year of his retirement, disability or death while serving as a director. The applicable percentage is dependent upon the number of years of service as a member of the Board of Directors. If the director has less than five (5) years of service, the applicable percentage is zero. If the director has five (5) years of service, the applicable percentage is fifty percent (50%). The applicable percentage increases at the rate of ten percent (10%) for each year of service thereafter and reaches one hundred percent (100%) after ten years of service as a director. However, notwithstanding the number of years of service, a director's applicable percentage will be one hundred percent (100%) in the event of (i) any merger or consolidation in which the Company is not the surviving corporation, (ii) a sale of all or substantially all of the assets of the Company, (iii) a sale of shares of the Company's Common Stock in which another corporation, person or entity acquires fifty percent (50%) or more of the outstanding Common Stock or (iv) the acquisition of fifty percent (50%) or more of the outstanding shares of the Company's Common Stock as a result of any tender or exchange offer.

                 EXECUTIVE COMPENSATION AND OTHER MATTERS

Cash Compensation

    The following table sets forth information for the Company's fiscal years ended March 31, 1994, 1993 and 1992, with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year:




                        Summary Compensation Table


                                      Annual                Long Term
                                    Compensation             Compen-
                                                             sation     All
                                                                       Other
Name and              Year                        Other      Stock     Compen-
Principal Position                                Annual     Option    sation(4)
                              Salary  Bonus(1)    Compen-    Awards
                                                  sation(2)  (Shares)(3)

W. Ray Wallace -      1994  $900,000  $1,557,203  $211,367     -       $28,312
Chairman,             1993  $800,000    $577,344  $183,227   150,000   $25,021
President & Chief     1992  $750,000    $272,003  $164,478    75,000   $24,805
Executive Officer

John Dane III -
Group Vice President  1994  $250,000    $336,325     -         -       $19,273
& President of        1993  $225,000    $467,618     -       150,000   $17,944
Marine Products       1992  $200,000    $122,660     -        37,500   $14,555
segment

K. W. Lewis -         1994  $250,000    $300,000     -         -       $17,225
Senior Vice President 1993  $225,750    $162,919     -       150,000   $16,877
                      1992  $215,000     $77,974     -        30,000   $16,805

Timothy R. Wallace -
Group Vice President  1994  $275,000    $197,643     -         -       $24,854
& Chairman of         1993  $252,000     $98,960     -       150,000   $22,886
Railcars              1992  $240,000     $25,000     -        37,500   $16,992
segment and LPG
Containers division

John T. Sanford -
Group Vice President  1994  $260,000    $112,580     -         -       $17,253
& Chairman of         1993  $236,500     $48,153     -       150,000   $16,902
Construction          1992  $225,000     $47,250     -        37,500   $16,880
Products and Metal
Components segments


    (1) Annual incentive bonuses are paid only upon the achievement of a predetermined financial goal set for each executive by the Compensation Committee at the beginning of the fiscal year. All or a portion of the incentive bonus is paid within ninety (90) days after the close of the Company's fiscal year. If the incentive bonus earned exceeds a certain percentage of base salary (ranging from twenty-five percent (25%) in the case of some executives to fifty percent (50%) in the case of other executives), the incentive bonus amount in excess of the applicable percentage is deferred and paid in three (3) equal annual installments in the succeeding years, provided the executive's employment with the Company has not been terminated prior to payment for any reason other than death, disability, retirement or a change of control of the Company. The amounts shown for bonus in the foregoing table include the deferred installments payable to the executive in the succeeding year if still employed by the Company at that time and were, in fiscal 1994, 1993, and 1992, respectively, $1,107,203, $177,344 and $0 for Mr. W. Ray Wallace, $168,162,
     $233,809, and $72,660 for Mr. Dane, $175,000, $50,044, and $0 for
     Mr. Lewis, $115,143, $35,960, and $0 for Mr. Timothy R. Wallace and $34,580, $0, and $0 for Mr. Sanford.

(2) An amount equal to fifteen per cent (15)% of the salary and incentive bonus of Mr. W. Ray Wallace is set aside annually pursuant to the long term deferred compensation plan for him.

(3)  Adjusted for the three for two stock split on August 31, 1993.

(4) All Other Compensation consists principally of the matching amounts under the Company's Supplemental Retirement Plan and Section 401(k) Plan (described below under "Retirement Plans"), automobile allowances, reimbursements for medical insurance premiums and, in the case of Messrs. W. Ray Wallace and Timothy R. Wallace, directors' fees.
_____________

Stock Options Plans.

       The Company's 1993 Stock Option and Incentive Plan that was approved by the stockholders at the Annual Meeting held on July 21, 1993 permits the grant of stock options, stock appreciation rights, restricted stock, performance and other stock related awards. The 1993 stock option plan terminated the Company's earlier 1989 stock option plan which in turn had terminated the Company's 1983 stock option plan, except in each case for options granted and outstanding under the prior plans. The 1993 plan provides that stock options that expire, terminate or are surrendered unexercised under the prior plans are available for further award under the 1993 plan. At April 30, 1994, options were granted and outstanding under the 1993 plan on 929,400 shares of the Company's Common Stock, under the 1989 plan on 854,364 shares, and under the 1983 plan on 135,747 shares.

     The Compensation Committee of the Board of Directors determines the officers and key employees to whom options are granted, the type of options, the number of shares covered by such options, the option vesting schedule and, if other than an incentive stock option for purposes of the Internal Revenue Code, the option exercise price. In the case of incentive stock options, the Internal Revenue Code requires that the option exercise price must not be less than the fair market value of the stock at the time that the option is granted and, in the case of any employee owning directly or indirectly more than ten percent (10%) of the total outstanding Common Stock, the option exercise price for an incentive stock option must be at least one hundred ten percent (110%) of the fair market value. Options become exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are incentive stock options exercisable after the expiration of ten (10) years from the date of grant (or, in the case of an employee owning directly or indirectly more than ten percent (10%) of the total outstanding Common Stock, five (5) years from the date of grant).
Regardless of any vesting schedule contained in an option agreement, the plan provides for the acceleration of vesting in certain events, including the optionee's death, disability or retirement, the dissolution or liquidation of the Company, certain reorganizations of the Company or the acquisition of fifty percent (50%) or more of the Company's outstanding Common Stock as a result of a tender or exchange offer other than by the Company. All rights to exercise an option terminate immediately if an employee is discharged for cause, and ten (10) days after an employee's resignation, or three (3) months after an employee's disability or retirement or twelve (12) months after an employee's death. All stock appreciation rights and limited stock appreciation rights, if any, terminate immediately upon cessation of employment, regardless of the reason for such cessation.

     Recipients of options may pay the option exercise price in cash or by delivering to the Company shares of the Company's Common Stock already owned by the optionee having a fair market value equal to the option exercise price. When the optionee surrenders stock already owned by him in payment of the exercise price, the optionee will be granted, except in limited instances, a new option on shares equal in number to those surrendered at an option exercise price that is the fair market value of the Company's Common Stock on the date of the new grant and exercisable no earlier than six (6) months after the date of such new grant. An optionee also may elect to satisfy the income tax withholding requirement upon the exercise of a nonincentive stock option either by payment of the amount of such withholding obligation in cash or through the retention by the Company of a number of shares of Common Stock out of the shares being purchased with a fair market value equal to the amount of the withholding obligation, but no new option is awarded for the shares retained to satisfy the employee's income tax withholding requirement.

     The provisions of the 1993 plan may at any time or from time to time be modified or amended by the Board of Directors; provided, however, no option at any time outstanding may be impaired or canceled without the consent of the holder thereof, and no amendment can increase the maximum number of shares subject to the plan, reduce the option exercise price of shares contrary to the provisions of the plan or materially modify the requirements as to eligibility for participation in the plan, without stockholder approval.

     Usually, stock options are granted in March of each year; however, in March of 1993, the Compensation Committee was continuing to review the effectiveness of the customary incentive stock options and considering other possible alternatives. Consequently, the actual awards by the Compensation Committee for fiscal 1993 did not become effective until April 13, 1993, when the Board of Directors approved the Executive Stock Ownership Program discussed below. The stock options so awarded to the five (5) executives named in the Summary Compensation Table above are shown in such table as being awarded in 1993 and were reported in the Proxy Statement for the Annual
Meeting held on July 21, 1993 under the table "Option Grants in Last Fiscal Year". The Compensation Committee did not made any other stock option awards in fiscal 1994.

     One of the goals of the Executive Stock Ownership Program is to make the key executives to whom options are granted long term stockholders of the Company in order that their long range economic interests will be more directly aligned with the long term economic interests of the Company's stockholders. Further, the awards are designed to retain and develop a strong management team who will be dependent upon value created for the Company's stockholders for an accumulation of significant personal wealth. Hence, the options granted under this Executive Stock Ownership Program become exercisable only in annual installments over a period of eight (8) years (rather than five (5) years as under the prior incentive stock option grants) and must be exercised before ten (10) years from the date of the grant. More importantly, however, the shares acquired pursuant to the exercise of an option granted under the Executive Stock Ownership Program are restricted in respect to their transferability and are not transferable from the date of the exercise until the expiration of five (5) years thereafter, when fifty percent (50%) of the shares become transferable, and until the expiration of ten years thereafter, when the balance of the shares become transferable, except upon death, disability or normal retirement or a change in the control of the Company, or with the consent of the Compensation Committee (which consent will only be granted upon special request in case of hardship, to purchase a home, to pay for a child's education or for any other reason deemed appropriate by the Compensation Committee).

     The table below sets forth information concerning each exercise of stock options by each of the named executive officers during the most recently completed fiscal year and the number of exercisable and unexercisable stock options held by them and the fiscal year-end value of the exercisable and unexercisable options.

Aggregated Option Exercises In Last Fiscal Year And FY-End Option Values(1)

                                                                Value of
                                             Number of        Unexercised
                                            Unexercised       in-the-Money
                    Shares               Options at Fiscal  Options at Fiscal
                   Acquired      Value       Year-End           Year-End
Name                  on        Realized
                   Exercise
                                             Exercisable/      Exercisable/
                                            Unexercisable     Unexercisable

W. Ray Wallace     183,750     $3,513,890     270,000          $5,042,501
                                              255,000          $3,295,002

John Dane III       31,501       $539,972      19,499            $378,605
                                              190,500          $2,485,996

K. W. Lewis         16,500       $307,834      15,000            $289,625
                                              181,500          $2,310,870

Timothy R. Wallace       0             $0      78,000          $1,532,876
                                              192,000          $2,515,871

John T. Sanford     46,251       $755,442      25,749            $516,103
                                               190,501         $2,486,014


(1) The Company has not granted any stock appreciation rights but most of the stock options provide that the option may be surrendered for cash for the difference between the then market value of the shares and the option exercise price within thirty (30) days after the acquisition of fifty percent (50%) of the Company's Common Stock pursuant to a tender or exchange offer other than one made by the Company.

_____________


Retirement Plans.

  The Company has noncontributory, defined benefit retirement and death benefit plans which are available to all eligible employees who have completed specified periods of employment. The benefits of the plans are funded by periodic contributions to retirement trusts that invest the Company's contributions and earnings thereon in order to pay the benefits to the employees. The plans provide for the payment of monthly retirement benefits determined under a calculation based on credited years of service and/or a participant's compensation. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. The plans also provide for the payment of certain disability and death benefits.

     The following table reflects the estimated annual benefits, computed on the basis of a monthly benefit payable for ten (10) years certain and life thereafter, payable to a fully vested executive officer of the Company upon retirement at age 65 after 10, 20, 30 and 40 credited years of service at the annual remuneration levels set forth in the table.

                            Pension Plan Table


                                         Years of Service

Remuneration                        10      20      30      40


$100,000 . . . . . . . . . . .   $9,760   $19,520   $29,280   $39,040


$150,000 . . . . . . . . . . . . 14,760    29,520    44,280    59,040


$200,000 . . . . . . . . . . . . 19,670    39,520    59,280    79,040


$250,000 . . . . . . . . . . . . 24,760    49,520    74,280    81,954


$300,000 . . . . . . . . . . . . 29,760    59,520    81,954    81,954


$350,000 . . . . . . . . . . . . 34,760    69,520    81,954    81,954


$400,000 . . . . . . . . . . . . 39,760    79,520    81,954    81,954


$450,000 . . . . . . . . . . . . 44,760    81,000    81,954    81,954


$500,000 . . . . . . . . . . . . 49,760    81,000    81,954    81,954


$550,000 . . . . . . . . . . . . 54,760    81,000    81,954    81,954


$600,000 . . . . . . . . . . . . 59,760    81,000    81,954    81,954


     The compensation covered under the plan is the same as the salary and bonus reported earlier in the Summary Compensation Table, except that compensation for purposes of the plan is determined by the amount paid during the calendar year and the amount shown in the Summary Compensation Table has been determined on the basis of amount accrued during the Company's fiscal year. The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. Such annual benefits are those applicable under the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"). The five (5) executive officers named in the Summary
Compensation Table above have credited years of service under the plan under which they are covered as follows: Mr. W. Ray Wallace has 48 years; Mr.
Dane has 7 years; Mr. Lewis has 30 years; Mr. Timothy R. Wallace has 19 years, and Mr. Sanford has 10 years. Because his accrued benefit was greater than the maximum under TEFRA, Mr. W. Ray Wallace's annual benefit was $126,933 during the fiscal year ended March 31, 1994.

     The Company has also adopted a Supplemental Pension Plan that permits the payment of supplemental benefits to employees whose annual benefits under the foregoing retirement plan would exceed those permitted by the Internal Revenue Code of 1986, as amended (the "Code"). The Supplemental Pension Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Company's pension plan is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive a supplemental pension benefit equal to the difference between the benefit that such person receives under the Company's pension plan and the benefit that such person would have received if such limitation had not been in effect. The benefits are payable from the general assets of the Company.

     The Company also is obligated to pay supplemental retirement benefits to Mr. W. Ray Wallace, Chairman, President and Chief Executive Officer of the Company, under an agreement with the Company in 1990 which provided that in consideration of his continuing to serve as the Chief Executive Officer of the Company until he attained age seventy (70), subject to his being so elected annually, the Company would supplement, commencing at his actual retirement, his other retirement benefits from the Company so that his aggregate retirement benefits from the Company would equal eighty percent (80%) of the average of his annual cash compensation for the five (5) consecutive years in which he was paid by the Company his highest cash compensation. At March 31, 1994, the estimated annual benefit payable to him upon his retirement under this unfunded supplemental retirement program was $767,000.

     The Company maintains a Section 401(k) plan that permits employees to elect to set aside up to ten percent (10%) of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. The Company matches fifty percent (50%) of the lesser of (i) the amount that the employee elects to set aside for this purpose or (ii) six percent (6%) of the employee's compensation. The Company also maintains a similar plan for its "highly compensated employees", as defined in the Code. The highly compensated employees are not limited as to the percentage of their compensation which may be contributed to the plan; however, the Company only matches the lesser of (i) the amount that the employee elects to set aside for this purpose or (ii) six percent (6%) of the employee's compensation(but the Company never contributes more than it would have contributed if the "highly compensated employees" had participated in the Section 401(k) plan). Participation in the Section 401(k) plan by all such "highly compensated employees" would have an adverse effect on the Section 401(k) plan. Contributions under the latter plan are also made to a trust, but unlike the contributions by the Company to the trust created pursuant to the Section 401(k) plan (which are deductible by the Company when paid to the trust), the contributions of the Company to the trust for the "highly compensated employees" are not deductible by the Company for federal income tax purposes until such amounts are paid out by the trust. Further, the assets of the trust created under the plan for the "highly compensated employees" are considered part of the general assets of the Company that can be attached by its creditors.


Change of Control Agreements

    On June 8, 1989, the Board of Directors authorized agreements with each of the executive officers named in the Summary Compensation Table above and others to provide certain severance benefits to them in the event of a termination of employment following a change of control (as defined in the agreements) of the Company. Each agreement provides that if the Company terminates the executive's employment other than as a result of the executive's death, disability or retirement, or for cause (as defined in the agreements), or if the executive terminates his employment for good reason (as defined in the agreements), then the Company will pay to such executive a lump sum equal to three (3) times the amount of the executive's base salary and bonus paid by the Company and its subsidiaries to the executive during the twelve (12) months prior to termination or, if higher, the twelve (12) months prior to the change of control of the Company.

    The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for thirty-six (36) months after the executive's termination, and a supplemental benefit based on the Company's retirement plan, which benefit is payable in a series of cash payments.

    The agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

Report of the Compensation Committee on Executive Compensation

    The following report is submitted by the Compensation Committee for inclusion in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission:

    The Company's executive compensation program is administered by the Compensation Committee appointed by the Board of Directors and is composed of independent, outside directors. The Compensation Committee is responsible for setting and overseeing the administration of policy that governs the compensation of the Company's executives. It establishes the base salary, the incentive compensation, the deferred compensation and the stock options of each officer of the Company.

    It is the Compensation Committee's policy to provide a competitive and comprehensive compensation program to attract, motivate, reward and retain the key executives needed to enhance the profitability of the Company and to create value for its stockholders. The Compensation Committee believes that the Company's executive compensation should consist of competitive base salaries and incentive compensation plans that reward both short and long term performance. The key components of the Company's executive compensation program in the last fiscal year were a base salary and incentive compensation. The Compensation Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive, directly linked to performance and aligned with the interest of stockholders.

    Section 162(m) of the Internal Revenue Code, added in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure its awards of performance-based compensation in a manner that complies with this new statute.

Base Salary

    The Compensation Committee each year reviews each executive's performance and establishes each executive's base salary based upon past and expected future performance, and the executive's responsibilities within the Company. The Compensation Committee also considers the salaries of senior executives of other companies, utilizing data obtained from independent, outside sources. Base salaries are determined each year for each executive of the Company and are made effective on April 1, the commencement of the Company's fiscal year. Base salaries for the Chief Executive Officer and each of the other four most highly compensated officers for the fiscal years ending March 31, 1994, 1993 and 1992 are shown in the Summary Compensation
Table.

Incentive Compensation

    The Company's annual incentive bonuses of its executive officers are tied to the Company's success in achieving significant performance goals. An incentive bonus is determined for each executive upon the basis of the achievement of certain financial goals set each year by the Compensation Committee at the beginning of the year. The Company's corporate executives have performance targets measured by the Company's consolidated income before federal income tax; the division executives responsible for the operation of a division or segment of the Company have performance targets measured by the achievement of certain operating profits for that division or segment. The performance goals are predetermined by the Compensation Committee on the basis the Company's past performance and anticipated future performance. In the case of corporate executives, no incentive compensation is earned unless the Company reports income before federal income tax of a certain preestablished amount. Upon achievement of that amount, an incentive bonus of a specified percentage of base salary is earned for each incremental level of the Company's income before federal income tax until a higher preestablished amount is achieved. Upon achievement of the higher preestablished amount, corporate executives earn incentive bonuses at a higher percentage of base salary for each incremental level of the Company's income before federal income tax above the higher preestablished amount. In the case of division executives, no incentive compensation is earned unless a certain operating profit is realized. Above that amount the division executive earns an incentive bonus equal to a specified percentage of base salary (and above a still higher amount, a higher specified percentage of base salary) for each incremental level of operating profit above the preestablished amount. In the case of both corporate and division executives, the total amount of incentive compensation that may be earned in any year is limited to a predetermined maximum percentage of base salary.
If the amount of the incentive bonus for the year would exceed a certain percentage of the base salary, only a portion of the incentive compensation amount (ranging from twenty-five percent (25%) in the case of some executives to fifty percent (50%) in the case of other executives) is paid currently and the balance is deferred and paid in equal installments within ninety (90) after the close of each of the three (3) succeeding years. The unpaid deferred portion will be forfeited if the executive leaves the employment of the Company for any reason other than death, disability or retirement of the executive or a change in control of the Company.

Stock Options and Deferred Compensation

    The long term incentive element of the Company's management compensation program is generally in the form of stock option grants. The Committee intends to create an opportunity for officers and other key employees of the Company to acquire a proprietary interest in the Company that aligns the executive's interest with the interest of the Company's stockholders. Typically, the Compensation Committee had granted incentive stock options in March of each year. In March, 1993, however, the Compensation Committee was continuing to review the effectiveness of incentive stock options and was considering possible alternatives to incentive stock options that would make those responsible for the planning and future growth of the Company long term stockholders of the Company and that would mandate that their capital accumulation opportunities be more closely identified with the stockholders of the Company. A result of that review was the 1993 Stock Option and Incentive Plan that was approved by the Board of Directors in April 1993 and by the stockholders at the last Annual Meeting of the Stockholders. The Compensation Committee made awards under its Executive Stock Ownership Program in April
1993 with respect to the preceding year's compensation and the Company reported the awards in its Proxy Statement for last year's Annual Meeting of Stockholders. The awards involved nonqualified stock options on a larger number of shares than had typically been granted in previous years as incentive stock options and provided for a ratable exercise over an eight year period (instead of the usual five years)and also provided that the shares acquired upon exercise would be subject to restrictions on transferability for periods after exercise of five years (when restrictions would lapse on fifty percent of the shares) and ten years (when restrictions would lapse on the other fifty percent of the shares), except in the case of the death, disability or retirement or a change in control of the Company or with the consent of the Compensation Committee. The Compensation Committee has not awarded any stock options since the options granted under the Executive Stock Ownership Program in April of 1993.

Chief Executive Officer Compensation

    The Chief Executive Officer's base salary, incentive compensation and stock options are set within the philosophy and policies enunciated above for all other executives of the Company.

    During fiscal 1994, Mr. W. Ray Wallace, Chief Executive Officer of the Company, participated in the same executive compensation plans as were available to other executive officers of the Company. Based upon the performance of the Company in the prior fiscal year, the positioning for future years and the Compensation Committee's assessment of Mr. Wallace's past and ongoing personal performance in the position of Chief Executive Officer, Mr. Wallace received a 12.5% base salary increase effective April 1, 1993. The Compensation Committee did not follow any set formula in making such determination, but considered, among other things, the report of a nationally recognized consulting firm employed to survey the compensation of chief executive officers of other companies, with particular emphasis on companies with a sales volume comparable to the Company.

    Mr. Wallace also received incentive compensation under a formula that if the Company's net income before taxes should exceed certain amounts, he would receive a certain percentage of his base salary. Consequently, Mr. Wallace earned an incentive bonus of $1,557,203 (based upon consolidated income before taxes of $114,209,000 for the Company's fiscal year ended
March 31, 1994 versus consolidated income before taxes of $72,100,000 for the preceding year). This incentive bonus is payable $450,000 currently, and the balance of $1,107,203 is deferred and will be paid in three (3) equal annual installments over the next three (3) years.

    Mr. Wallace also has a long term deferred compensation plan with respect to which the Company sets aside annually an amount equal to fifteen percent (15%) of Mr. Wallace's combined salary and bonus in the year in which paid. Mr. Wallace's long term deferred compensation for fiscal 1994 amounted to $211,367. At March 31, 1994, the cumulative balance of the unfunded deferred compensation, including the accrual of earnings thereon, was $1,104,243.

    Pursuant to an agreement between the Company and Mr. Wallace dated
July 18, 1990, the Company is obligated to supplement his pension plan and other retirement benefits from the Company so that the aggregate amount of all his retirement benefits from the Company will equal eighty percent (80%) of his average annual compensation for the five consecutive years in which he was most highly compensated by the Company. The Company would have paid to him supplemental retirement benefits under this plan during fiscal 1994 in the amount of $674,000 if he had not been actively employed by the Company on a full-time basis. However, the salary and incentive compensation paid to Mr. Wallace during the Company's fiscal year ended March 31, 1994 will increase his annual supplemental retirement benefits to $767,000 upon actual retirement.

Dean P. Guerin, Chairman                         Ray J. Pulley, Member
Compensation Committee                           Jess T. Hay, Member




Compensation Committee Interlocks and Insider Participation

    No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. Mr. W. Ray Wallace serves on the Board of Directors and Audit Committee of Lomas Financial Corporation, of which Mr. Hay, a director and member of the Compensation Committee of the Company, is the Chairman and Chief Executive Officer. He also serves on the Board of Directors of ENSERCH Corporation and is a member of the Audit Committee and the Chairman of its Compensation Committee, of which Mr. Biegler, a director, is the Chairman, President and Chief Executive Officer. The members of the Board of Directors of each of the respective corporations have been fully informed of these relationships.

Performance Graph

    The following graph shows a comparison of the five (5) year cumulative return (assuming reinvestment of any dividends) for the Company, the New York Stock Exchange Index and the Dow Jones Transportation Equipment Index.(1)

* The following graph was originally excluded from the form type PRE 14A document submitted by Trinity on Friday, May 20, 1994.


                        FIVE YEAR CUMULATIVE TOTAL RETURN

      _____________________________________________________________________
      |
 200  |____________________________________________________________________
      |                                                               T
 180  |____________________________________________________________________
      |                                                    N          N
 160  |____________________________________________________________________
      |                                        N           T          D
 140  |____________________________________________________________________
      |                            N                       D
 120  |____________________________________________________________________
      |                N                       D
 100  |___TDN______________________________________________________________
      |                D           D           T
  80  |________________T___________T_______________________________________
      |
  60  |____________________________________________________________________

         1989        1990        1991        1992        1993       1994
       --------------------------------------------------------------------
     T    100    |     83    |     83    |     96    |    153   |    194  |
     D    100    |     89    |     86    |    112    |    135   |    155  |
     N    100    |    116    |    132    |    145    |    166   |    173  |
       --------------------------------------------------------------------
                     T = Trinity Industries, Inc.
                     D = Dow Jones Transportation Equipment
                     N = New York Stock Exchange Index










0(1) The sources for the information contained in this table in respect to the return for the Company and for the Dow Jones Transportation Index are STAR Services, Inc. and, in respect to the New York Stock Exchange Index, is Media General Financial Services.

_____________

Certain Transactions

    The Company, during its fiscal year ended March 31, 1994, had revenues of $254,518, and purchases of $12,444,526, from Trinity Industries de Mexico, S.A. de C.V. (formerly Cabezas Acero Kikapoo, S.A. and herein called "Trinity de Mexico"). The Company owns forty nine percent (49%) of Trinity de Mexico and Mr. W. Ray Wallace, Chairman, President and Chief Executive Officer of the Company, owns thirty seven percent (37%) of the company that owns the remaining fifty one percent (51%) of Trinity de Mexico.


            ITEM 2 - APPROVAL OF THE COMPANY'S INCENTIVE BONUS
PLAN
                          FOR SELECTED EXECUTIVES

    At the 1994 Annual Meeting, the stockholders also will be asked to consider and vote upon a proposal, submitted by the Compensation Committed of the Board of Directors, to approve the Trinity Industries, Inc. Annual Incentive Bonus Plan for Designated Executives (the "Bonus Plan"). This proposal is being submitted to stockholders for their approval in order to ensure that incentive bonus payments otherwise meeting the requisites of "performance based" compensation under Internal Revenue Code Section 162(m) will not be disallowed as a deduction to the Company for federal income tax purposes. The Bonus Plan is essentially the same as the bonus arrangement which the Company has followed for a number of years in determining the annual incentive bonuses earned by its senior officers.

    Internal Revenue Code Section 162(m) disallows a tax deduction to a publicly held corporation for any compensation (with certain exceptions) in excess of One Million Dollars ($1,000,000) paid to any person who is its chief executive officer or among its four (4) most highly compensated executive officers (other than the chief executive officer) whose compensation must be reported to stockholders under the Securities Exchange Act of 1934, as amended. An exception is made, however, for remuneration that qualifies as "performance-based" compensation."Performance-based" compensation is not counted for purposes of this limitation on the deductibility of compensation paid to the chief executive officer or the other four (4) most highly compensated executives. Compensation payable solely on account of the attainment of one or more performance goals will be considered "performance-based" compensation if (1) the performance goals are determined by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors,
(2) the material terms under which the remuneration is paid, including performance goals, are disclosed to the stockholders and are approved by a majority vote in a separate stockholder vote before the payment of such remuneration, and (3) before the payment of such remuneration, the compensation committee certifies that the performance goals and other material terms were in fact satisfied.

Summary of the Incentive Bonus Plan

    Administration of Plan. The Bonus Plan is administered by a committee appointed by the Board of Directors comprised solely of two or more outside directors of the Company. Currently, the Bonus Plan is administered by the Compensation Committee, which is composed entirely of three outside directors.

    Plan Year. The plan year is the Company's fiscal year which ends March 31 of each year.

    Eligibility. Participation in the Bonus Plan is limited to full-time employees of the Company or one of its subsidiaries who are selected to participate in the Bonus Plan by reason of their position of significant responsibility in the overall operations of the corporate enterprise or in the operations of one or more of its Company's divisions or business segments. The Compensation Committee selects, prior to the beginning of each plan year, the persons who shall participate in the Bonus Plan for the plan year.

    Bonus Formula. The measure for determining whether the Company shall pay annual incentive bonuses under the Bonus Plan to persons selected by the Compensation Committee to participate in the Bonus Plan is the attainment by the Company for the plan year of a certain level (determined for each plan year by the Compensation Committee) of income before federal income tax of the Company and its subsidiaries (in the case of persons who hold positions of significant responsibility for the overall operations of the Company, i.e., the corporate executives) or operating profit in one or more divisions or business segments(in the case of persons who hold positions of significant responsibility for the operations of one or more divisions or business segments of the Company, i.e., division executives). The Compensation Committee determines for each participant for each plan year that an amount equal to specified percentages (which are predetermined by the Compensation Committee) of the part-icipant's base salary will be earned by the participant as an incentive bonus for the plan year if, in the case of a corporate executive, the Company achieves certain levels (as predetermined by the Compensation Committee) of income before federal income tax, or in the case of a division executive, operating profit for one or more particular divisions or business segments. If the Company fails to earn for the plan year a specified minimum level (predetermined by the Compensation Committee) of income before federal income tax (in the case of the corporate executive) or operating profit (in the case of a division executive), no incentive bonus will be paid to the participant. The Compensation Committee also determines a maximum percentage of the participant's base salary that will serve as a ceiling on the amount of incentive bonus that a participant may earn for the plan year, which in no event shall exceed two hundred percent (200%) of the participant's base salary. The base salary used for all these calculations is the base salary for the participant for the plan year as determined by the Compensation Committee at the beginning of the plan year.

    Manner of Payment. The amount of incentive bonus earned by a participant for the plan year is payable in cash after the close of the plan year but the Compensation Committee is given the discretion to defer the payment of a portion of the incentive bonus to one or more later years. Generally, the Compensation Committee requires that the incentive bonus amounts above fifty percent (50%) of base salary be deferred and be payable in three equal annual installments on June 30, of each year after succeeding plan year. The deferred portion is forfeited if the executive leaves the employment of the Company for any reason other than his death, disability, or retirement or as a result of a change in control of the Company.

    There is no obligation on the Company for uniformity of treatment among participants. Neither the approval of the Bonus Plan by the stockholders nor any action taken under the Bonus Plan gives to any participant the right to be retained in the employ of the Company or any of its subsidiaries.

    Termination and Amendment. The Board of Directors may terminate the Bonus Plan at any time or prospectively amend or modify the Bonus Plan.

    Shareholder Approval.   The Board of Directors deems it to be in the
best interests of the Company and its stockholders to preserve, insofar as possible, the Company's tax deduction for compensation in excess of One
Million Dollars ($1,000,000), if any, paid to its executive officers, and therefore, recommends a vote FOR approval by the stockholders of the Bonus Plan. If stockholders do not approve the Bonus Plan by a majority vote of shares present or represented and entitled to vote at the Annual Meeting, no bonuses will be paid under the Bonus Plan.
    The amount of the incentive bonuses that will be paid to each of the five
(5) executives named in the Summary Compensation Table above cannot be determined at this time since the amount of each incentive bonus will depend, in the case of two of those executives, upon the income before federal income tax of the Company and its subsidiaries for the year ending March 31, 1995, and, in the case of the other three executives, upon the operating profit for the same period of the several divisions or business segments over which they, respectively, have operating responsibility. However, the Summary
Compensation Table reflects the incentive bonuses paid to each of the five named executives for the years ending March 31, 1994, 1993 and 1992 under a bonus arrangement in effect for those years that was essentially the same as the Bonus Plan that the stockholders will be asked to approve at the Annual Meeting of Stockholders. For the Company's tax year ending March 31, 1995, only the compensation of Mr. W. Ray Wallace, Chairman, President and Chief Executive Officer of the Company, is expected to exceed the One Million Dollar ($1,000,000) limit on deductibility under Section 162(m) of the Internal Revenue Code.


                  RELATIONSHIP WITH INDEPENDENT AUDITORS

    Ernst & Young, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1958, including the fiscal year ended March 31, 1994. It is anticipated that representatives of Ernst & Young will be present at the 1994 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 1994 Annual Meeting or submitted to them in writing before the 1994 Annual Meeting.

    Ernst & Young has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

    As is customary, auditors for the current fiscal year will be appointed by the Board of Directors at their meeting immediately following the 1994 Annual Meeting upon recommendation of the Audit Committee.


                           STOCKHOLDER PROPOSALS

    Stockholders' proposals to be presented at the 1995 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not later than February 14, 1995.


                               OTHER MATTERS

    Management of the Company is not aware of other matters to be presented for action at the 1994 Annual Meeting; however, if any such other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

    It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.


                             By Order of the Board of
Directors


                                  J. J. FRENCH, JR.
                                       Secretary
June 9, 1994





    Upon written request from any stockholder of record at May 27, 1994 (or any beneficial owner representing that he is or was entitled to vote at the 1994 Annual Meeting), the Company will furnish to such stockholder, without charge, its Annual Report on Form 10-K for the fiscal year ended March 31, 1994, as filed with the Securities and Exchange Commission, including financial statements. The Company may impose a reasonable fee for its expenses in connection with providing exhibits referred to in such Form 10-K, if the full text of such exhibits is specifically requested. Requests should be directed to: Mr. F. Dean Phelps, Jr., Vice President, Trinity Industries, Inc., P. O. Box 568887, Dallas, Texas 75356-8887.

                         [FRONT SIDE OF PROXY CARD]

                          TRINITY INDUSTRIES, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - July 20, 1994



     The undersigned hereby appoints J. J. French, Jr., W. Ray
Wallace and Dean P. Guerin and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held in the Auditorium of Lomas Financial Corporation, 35th Floor, 2001 Bryan Tower,
2001 Bryan Street, Dallas, Texas 75201, on Wednesday, July 20,
1994 at 9:30 a.m. Central Daylight Saving Time and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

     (1)  Election of eight (8) Directors:  David W. Biegler,
Barry J. Galt, Dean P. Guerin, Jess T. Hay, Edmund M. Hoffman,
Ray J. Pulley, Timothy R. Wallace and W. Ray Wallace.

   ___
  /___/        FOR all nominees listed above (except as marked to
the contrary)

   ___
  /___/        WITHHOLD AUTHORITY to vote for all nominees
listed above


     INSTRUCTION: To withhold authority to vote for one or more, but not all, of the above-named nominees, check the box before "FOR" and indicate your desire to withhold such authority by drawing a line through the name(s) of such nominee(s).

     (2)  In respect to the approval of the Annual Incentive
Bonus Plan for Selected Executives.

   ___
  /___/        FOR approval of the Plan

   ___
  /___/        AGAINST approval of the Plan

     (3) In their discretion on such other matters as may properly come before the meeting.

                             [BACK SIDE OF PROXY CARD]

                             (Continued from other side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE TRINITY INDUSTRIES, INC. 1994 STOCK OPTION AND INCENTIVE PLAN.




                              Date Signed:   _____________________________







                              Signature(s):  _____________________________


                                             _____________________________











                              Please sign exactly as your name
                              appears on the proxy.  If your
                              stock is jointly owned, both
                              parties must sign.  Fiduciaries and
                              representatives should so indicate
                              when signing, and when more than
                              one is named, a majority should
                              sign.  If signed by a corporation, its
                              seal should be affixed.


     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.